Exhibit 10.1

MobileIron, Inc.
Amended and Restated  Non-Employee Director Compensation Policy

Adopted:  February 24, 2016

Effective Date:  February 24, 2016

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of MobileIron, Inc. (“MobileIron”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service following the closing of the initial public offering of the common stock (the “Common Stock”) of MobileIron (the “IPO”).

This Director Compensation Policy amends and restates MobileIron’s Non-Employee Director Compensation policy that first became effective on June 11, 2014,  the date of the underwriting agreement between MobileIron and the underwriters managing the IPO and was subsequently amended on October 27, 2015.  The Director Compensation Policy may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board.

Annual Cash Compensation

The annual cash compensation amount set forth below is payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board or a committee of the Board (“Committee”) at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter. All annual cash retainer fees are vested upon payment.

1.	Annual Board Service Retainer (1):
	a.	$25,000 for Eligible Directors who are members of the Compensation Committee
	b.	$35,000 for Eligible Directors who are not members of the Compensation Committee

2.	Annual Committee Chair Service Retainer (2)
	a.	Chairman of the Audit Committee: $20,000
	b.	Chairman of the Compensation Committee: $10,000
	c.	Chairman of the Nominating & Corporate Governance Committee: $10,000

(1)

Increased amounts payable to members of the Audit Committee reflected above and approved by the disinterested members of the Board as of October 27, 2015 are payable commencing with the third fiscal quarter of 2015, with any amounts not previously paid for such third fiscal quarter paid promptly after October 27, 2015.

	(2)	Eligible Directors who serve as a Committee Chair will not receive the annual retainer for service as a member on such Committee.

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3.	Annual Committee Member Service Retainer:
	a.	Member of the Audit Committee: $10,000
	b.	Member of the Compensation Committee: $6,000
	c	Member of the Compensation Committee: $6,000

Equity Compensation

The equity compensation set forth below will be granted under the MobileIron, Inc. 2014 Equity Incentive Plan (the “Plan”), subject to stockholder approval of the Plan, and will be documented on the applicable form of equity award agreement most recently approved for use by the Board (or a duly authorized committee thereof) for Eligible Directors. All stock options granted under the Director Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying Common Stock on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

1.Initial RSU Grant: On the date of an initial election to the Board (or, if such date of initial election is not a market trading day, the first market trading day thereafter) of an Eligible Director who is elected following the effective date of MobileIron’s IPO (a “Post-IPO Director”), the Post-IPO Director  automatically will be granted, without further action by the Board or Compensation Committee of the Board, a restricted stock unit award having a grant date fair market value equal to $175,000 divided by 365 and then multiplied by the number of days (the “Remaining Number of Days”) from the date of such initial election to MobileIron’s next annual stockholder meeting date following such initial election (provided that if no annual meeting date has been established, then to the next June 25th following such initial election)     (the “Initial RSU Grant”).   The number of shares underlying the Initial RSU Grant shall be determined by dividing the grant date fair market value (as determined above) by  the average closing price of the Common Stock on the NASDAQ Global Select Market over the twenty (20) business days ending on the trading date immediately before the date of grant.  The Initial RSU Grant will vest in full on the annual stockholder meeting date following such initial election, subject to the Post-IPO Director’s Continuous Service (as defined in the Plan) on such annual meeting date, and provided that if the Post-IPO Director voluntarily resigns as a Director other than for cause, then the Initial RSU Grant will vest as of the effective date of the resignation as to the number of shares subject to the Initial RSU Grant (i) multiplied by the number of days of the Director’s service between the date of grant and the effective date of the resignation and (ii) divided by the Remaining Number of Days.   In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Initial RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Post-IPO Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.  For the sake of clarity,  Eligible Directors who are serving on the Board on the effective date of the IPO (a “Pre-IPO Director”) will not be awarded an Initial RSU Grant upon the effective date of the IPO.

2.Annual Option Grant: On the date of each MobileIron annual stockholder meeting held after the effective date of the IPO, each Pre-IPO Director who is a member of the Compensation Committee of the Board, automatically, and without further action by the Board or Compensation Committee of the Board, will be granted a stock option to purchase shares having a grant date fair value equal to $125,000 computed in accordance with FASB ASC Topic 718 (Annual Grant) (the “Annual Option Grant”).   On the date of each MobileIron annual stockholder meeting held after the date of initial election of a Post-IPO Director to the Board, if such Post-IPO Director is then serving on the Compensation Committee of the

Board, such Post-IPO Director automatically, and without further action by the Board or Compensation Committee of the Board, will be granted an Annual Option Grant.  Each Annual Option Grant will vest fully on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the vesting date, and provided that if the Director voluntarily resigns as a Director other than for cause, then the Annual Option Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Annual Option Grant multiplied by the number of full months of the Director’s service between the date of grant and the effective date of the resignation.  In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Annual Option Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

3.Annual RSU Grant: On the date of each MobileIron annual stockholder meeting held in 2016 or any later year, each Pre-IPO Director who is not then a member of the Compensation Committee automatically, and without further action by the Board or Compensation Committee of the Board, will be granted a restricted stock unit award having a grant date fair market value equal to $175,000 determined on the basis of the average closing price of the Common Stock on the NASDAQ Global Select Market over the twenty (20) business days ending on the trading date immediately prior to the date of grant (the “Annual RSU Grant”).  On the date of each MobileIron annual stockholder meeting held after the date of initial election of a Post-IPO Director to the Board, if such Post-IPO Director is not then a member of the Compensation Committee, such Post-IPO Director automatically, and without further action by the Board or Compensation Committee of the Board, will be granted an Annual RSU Grant.  Each Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the vesting date, and provided that if the Director voluntarily resigns as a Director other than for cause, then the Annual RSU Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Annual RSU Grant multiplied by the number of full months of the Director’s service between the date of grant and the effective date of the resignation.  In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Annual RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

4.Supplemental RSU Grant: On October 27, 2015, each Pre-IPO Director who is not then a member of the Compensation Committee automatically, and without further action by the Board or Compensation Committee of the Board, will be granted a restricted stock unit award having a grant date fair market value equal to $50,000 determined on the basis of the average closing price of the Common Stock on the NASDAQ Global Select Market over the twenty (20) business days ending on the date of grant (the “Supplemental RSU Grant”).  Each Supplemental RSU Grant will vest fully on June 25, 2016 (the first anniversary of the 2015 annual stockholder meeting), subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the vesting date, and provided that if the Director voluntarily resigns as a Director other than for cause, then the Supplemental RSU Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Annual RSU Grant multiplied by the number of full months of the Director’s service between June 25, 2015 and the effective date of the resignation.  In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Supplemental RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or

Corporate Transaction, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

Expenses

The Company will reimburse Eligible Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and/or Committee meetings; provided, that Eligible Directors timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Philosophy

The Director Compensation Policy is designed to attract and retain experienced, talented individuals to serve on the Board.  The Board anticipates that the Board, or a duly authorized committee thereof, will generally review Eligible Director compensation on an annual basis following the IPO.  The Director Compensation Policy, as amended from time to time, may take into account the time commitment expected of Eligible Directors, best practices and market rates in director compensation, the economic position of MobileIron, broader economic conditions, historical compensation structure, the advice of the compensation consultant that the Compensation Committee or the Board may retain from time to time, and the potential dilutive effect of equity awards on our stockholders.

Under the Director Compensation Policy, Eligible Directors receive cash compensation in the form of retainers to recognize their level of responsibility as well as the necessary time commitment involved in serving in a leadership role and/or on Committees.  Eligible Directors also receive equity compensation because we believe that stock ownership provides an incentive to act in ways that maximize long-term stockholder value.  Further, we believe that stock-based awards are essential to attracting and retaining talented Board members.  When stock options are granted, these stock options will have an exercise price at least equal to the Fair Market Value of Common Stock on the date of grant, so that stock options provide a return only if the Fair Market Value appreciates over the period in which the stock option vests and remains exercisable.  We believe that the vesting acceleration provided in the case of a Change in Control or other Corporate Transaction is consistent with market practices and is critical to attracting and retaining high quality directors.